Exhibit 3.319

State of Delaware Secretary of State Division of Corporations Delivered 11:10 AM 11/01/2016 FILED 11:10 AM 11/01/2016 SR 20166438786 - File Number 6199240

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.) The jurisdiction where the Corporation first formed is North Carolina.

2.) The jurisdiction immediately prior to filing this Certificate is North Carolina.

3.) The date the corporation first formed is June 6, 2001.

4.) The name of the Corporation immediately prior to filing this Certificate is Wade Jurney Homes, Incorporated.

5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is WJH LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of November, A.D. 2016.

By:	/s/ Wade G. Jurney, Jr.
Authorized Person

Name:	Wade G. Jurney, Jr.
Print or Type

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is WJH LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Wade G. Jurney, Jr.
Authorized Person

Name:	Wade G. Jurney, Jr.
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 11:10 AM 11/01/2016 FILED 11:10 AM 11/01/2016 SR 20166438786 - File Number 6199240